SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549


FORM 8-K


CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  May 28, 2003




          CYBER DIGITAL, INC.
(Exact name of registrant as specified in charter)




   New York                          0-13992             11-2644640
(State or other jurisdiction   (Commission File       (I.R.S. Employer
of incorporation)                Number)              Identification No.)




400 Oser Avenue, Hauppauge, New York                          11788
   (Address of principal executive offices)                 (Zip Code)




Registrant's telephone number, including area code: (631) 231-1200




                                Not Applicable
       (Former name or former address, if changed since last report)









ITEM 4.  Changes in Registrant's Certifying Accountant

(a) On May 28, 2003, Cyber Digital, Inc. (the "Registrant") dismissed Albrecht, Viggiano, Zureck & Company, P.C., (the "Former Accountants") as its certifying independent accountants and retained Blanchfield, Kober & Company, P.C., as its certifying independent accountants. On May 28, 2003, the Registrant's Audit Committee as well as the Board of Directors approved the change in auditors.

In connection with the audits of the Registrant's financial statements for the fiscal years ended March 31, 2001 and 2002, there were no disagreements with the Former Accountants on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Accountants, would have caused them to make reference to the subject matter of the disagreement in their report. Neither of the Former Accountant's reports on the Registrant's financial statements for the fiscal years ended March 31, 2001 or 2002 contained an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principles.

(b) On May 28, 2003, the Registrant engaged the firm of Blanchfield, Kober & Company as its certifying independent accountants for fiscal year ended March 31, 2003. Prior to May 28, 2003, neither the Registrant, nor anyone on its behalf, had consulted with Blanchfield, Kober & Company concerning the application of accounting principles to any specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Registrant's financial statements.

ITEM 7.  Exhibits

Exhibit 99(a)

A letter from Albrecht, Viggiano & Zureck & Company (the "Former Accountants") addressed to the Securities and Exchange Commission in accordance with Item 304(a)(3) of Regulation S-K stating that they agree with the Registrant's response to Item 4 of the Registrant's Current Report on Form 8-K.


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              CYBER DIGITAL, INC.


                                              By: /s/ J.C. Chatpar
                                              Title: President, (Principal
                                              Executive & Financial Officer)
Date:  May 30, 2003



[Albrecht, Viggiano, Zureck & Company, P.C. Letterhead]        Exhibit 99(a)


May 28, 2003

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549


Re: Cyber Digital, Inc.


Dear Sir or Madam:

Cyber Digital, Inc. (the company) has informed us that it has replaced us with Blanchfield, Kober & Company, as the Company's independent accountants for the year ending March 31, 2003.

We have read the Item 4 of the Company's Current Report on Form 8-K dated May 28, 2003 and are in agreement with the statements contained in paragraph (a) therein.

Very truly yours,


/s/ Albrecht, Viggiano, Zureck & Company, P.C.

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